UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): June 30, 2006

Sona Mobile Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12817	95-3087593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Third Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number including area code:	(212) 918-0584

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2006, Sona Mobile Holdings Corp. (the “Company”) entered into a Securities Purchase Agreement with accredited investors relating to the sale and issuance of 16,943,323 shares (the “Shares”) of common stock of the Company, par value $.01 per share (the “Common Stock”) at $0.60 per share for gross proceeds of approximately $10.1 million before payment of commissions and expenses. The Company also issued 8,471,657 five-year warrants to purchase Common Stock at an exercise price of $0.83 per share, subject to adjustment in certain circumstances (the “Warrants”). The warrants include a cashless exercise feature under certain circumstances when there is not an effective registration statement available for the resale of the shares of Common Stock issuable upon exercise of the Warrants. The Company closed on the private placement on July 7, 2006. The private placement was conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The funds from the financing will primarily be used for general working capital purposes. Shuffle Master, Inc. participated in the transaction, as did certain employees of the Company, including Shawn Kreloff, Chairman and Chief Executive Officer, Andrew Brandt, Vice President of Technology, and Peter Shoebridge, Vice President of Development.

In connection with the placement, on June 30, 2006, the Company also entered into a Registration Rights Agreement with the purchasers, pursuant to which it has agreed to file a resale registration statement covering the Shares and the shares of Common Stock underlying the Warrants. The Company is obligated to file the registration statement within 30 days after the closing, and cause the registration statement to become effective within 90 days of the closing, or 120 days in the event the registration statement is reviewed by the Securities and Exchange Commission. In the event the Company fails to satisfy such obligations, and under certain other circumstances as set forth in the Registration Rights Agreement, it will be required to pay liquidated damages equal to 2% of the aggregate investment amount paid by the purchasers for the Shares and Warrants, with an aggregate cap of 10% on such liquidated damage payments.

Roth Capital Partners, LLC served as the Company’s exclusive placement agent with respect to this placement. The Company paid to Roth Capital Partners, LLC a cash fee equal to 8% of the proceeds raised at the time of the placement.

In addition, on June 30, 2006, the Company entered into a letter agreement with Shuffle Master, Inc. setting forth the registration rights relating to prior investments in the Company by Shuffle Master, Inc. Pursuant to this letter agreement, the Company agrees that Shuffle Master, Inc. will be afforded the same registration rights as purchasers in the offering described above, including as to liquidated damages.

Item 3.02 Unregistered Sales of Equity Securities.

The information required to be disclosed hereunder in respect of the Company’s Shares and Warrants issued to certain purchasers is set forth in response to Item 1.01 above and is incorporated hereby by this reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits
	10.1	Form of Securities Purchase Agreement, dated June 30, 2006
	10.2	Form of Registration Rights Agreement, dated June 30, 2006
	10.3	Form of Warrant, dated July 7, 2006
	10.4	Letter Agreement between the Company and Shuffle Master, Inc., dated June 30,
2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sona Mobile Holdings Corp.

(Registrant)

Date: July 7, 2006	By:	/s/ Shawn Kreloff
		Name:	Shawn Kreloff
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Securities Purchase Agreement, dated June 30, 2006
10.2	Form of Registration Rights Agreement, dated June 30, 2006
10.3	Form of Warrant, dated July 7, 2006
10.4	Letter Agreement between the Company and Shuffle Master, Inc., dated
June 30, 2006